AGENCY AGREEMENT


                                 by and between


                           a joint venture composed of


                          HILCO MERCHANT RESOURCES, LLC


                                       and


                               THE OZER GROUP LLC


                                    as Agent


                                       and


                                 PHAR-MOR, INC.,


                                   as Merchant






                            Dated as of July 18, 2002

 CH_DOCS\322836.8 [W97]
                                TABLE OF CONTENTS


Section 1.     Defined Terms.................................................1

Section 2.     Appointment of Agent..........................................3

Section 3.     Assets to be Sold by Agent....................................4
         3.1          Assets.................................................4
         3.2          Excluded Assets........................................4

Section 4.     Consideration to Merchant and Agent...........................4
         4.1          Payments to Merchant...................................4
         4.2          Time of Payment........................................5
         4.3          Security...............................................6
         4.4          Additional Merchandise.................................7
         4.5          Adjustments to Guaranteed Amount.......................7

Section 5.     Sale and Assignment of Properties or Assets...................8
         5.1          Owned Properties.......................................8
         5.2          Sarasota Lease...............Error! Bookmark not defined.
         5.3          Covenants of Merchant Regarding Sale of Properties.....9
         5.4          Assets.................................................9
         5.5          Transfers to Giant Eagle..............................10
         5.6          Designation of GE Stores..............................10
         5.7          Transfers to CVS......................................11
         5.8          Other Closing Date Transfers..........................11

Section 6.     Deliveries  11

Section 7.     Expenses of the Sale.........................................11
         7.1          Expenses..............................................11
         7.2          Other Expenses of the Sale............................14
         7.3          Payment of Expenses...................................14

Section 8.     Expenses with Respect to Properties..........................14
         8.1          Marketing Period Costs - Owned Properties.............14
         8.2          Marketing Period Costs - Leased Properties......Error!
                                                          Bookmark not defined.
         8.3          Limitation on Marketing Period Costs..................14

Section 9.     Inventory Valuation..........................................14
         9.1          Inventory Taking......................................14
         9.2          Merchandise...........................................15
         9.3          Valuation.............................................15
         9.4          Cost Value............................................16
         9.5          Excluded Goods........................................16

Section 10.    Store Closing Sale Term; Marketing Period for Properties.....16
         10.1         Term..................................................16
         10.2         Vacating the Stores...................................16
         10.3         Marketing Period......................................16
         10.4         Gross Rings...........................................17

Section 11.    Sale Proceeds................................................17
         11.1         Sale Proceeds.........................................17
         11.2         Deposit of Proceeds...................................17

Section 12.    Conduct of the Store Closing Sale............................18
         12.1         Rights of Agent.......................................18
         12.2         Terms of Sales to Customers...........................19
         12.3         Sales Taxes...........................................19
         12.4         Supplies..............................................19
         12.5         No Returns of Merchandise.............................19

Section 13.    Sale Reconciliation..........................................20

Section 14.    Employee Matters.............................................20
         14.1         Merchant's Employees..................................20
         14.2         Termination of Employees..............................20
         14.3         Payroll Matters.......................................21
         14.4         Employee Retention Bonuses............................21
         14.5         Preferential Treatment of Store and Warehouse
                                Employees...................................21

Section 15.    Representations, Warranties, Covenants and Agreements........21
         15.1         Representations, Warranties, Covenants and
                                Agreements of Merchant......................21
         15.2         Representations, Warranties and Covenants of Agent....25

Section 16.    Covenants of the Merchant....................................26
         16.1         Operations Prior to Closing Date......................26
         16.2         Operation of Business From and After Closing Date.....26

Section 17.    Conditions Precedent to Effectiveness........................27
         17.1         Conditions Precedent to Obligations of Both
                                Merchant and Agent..........................27
         17.2         Additional Conditions Precedent to Obligations
                                 of Agent...................................27

Section 18.    Insurance; Risk of Loss......................................28
         18.1         Merchant's Liability Insurance........................28
         18.2         Merchant's Casualty Insurance.........................28
         18.3         Agent's Insurance.....................................28
         18.4         Worker's Compensation Insurance.......................29
         18.5         Risk of Loss..........................................29
         18.6         Force Majeure.........................................29
         18.7         Non-Assumption of Liability...........................29

Section 19.    Indemnification..............................................30
         19.1         Merchant Indemnification..............................30
         19.2         Agent Indemnification.................................30

Section 20.    Events of Default and Remedies...............................31
         20.1         Events of Default.....................................31
         20.2         Remedies..............................................31

Section 21.    Grant of Security Interest...................................32

Section 22.    Miscellaneous................................................32
         22.1         Notices...............................................32
         22.2         Governing Law; Consent to Jurisdiction................33
         22.3         Entire Agreement......................................33
         22.4         Amendments and Waivers................................33
         22.5         No Waiver.............................................33
         22.6         Successors and Assigns................................33
         22.7         Execution in Counterparts; Facsimile Signatures.......34
         22.8         Section Headings......................................34
         22.9         Survival..............................................34
         22.10        Third Party Beneficiaries.............................34
         22.11        Further Assurances; Power of Attorney.................34

                                LIST OF EXHIBITS


EXHIBIT 4.3 ...................................................Letter of Credit

EXHIBIT 5.5 ..........................................................GE Stores

EXHIBIT 5.6 ................................................GE Stores Direction

EXHIBIT 5.7 .........................................................CVS Stores

EXHIBIT 9.1 ...................................................Inventory Taking

EXHIBIT 14.3 ...................................................Payroll Matters

EXHIBIT 15.1(i) .................................................Historic Sales

EXHIBIT 15.1(l) ..................................Merchant's Severance Benefits

EXHIBIT 15.1(n) ...................................................Labor Issues

EXHIBIT 15.1(w) .............................................Prescription Files

EXHIBIT 16.1.  ............................................Promotional Calendar

EXHIBIT 17.1. ............................................................Order

EXHIBIT 17.3 .................................................Agent's Insurance

 CH_DOCS\322836.8 [W97]
                                AGENCY AGREEMENT
                                ----------------

                  This Agency Agreement (this "Agreement") is made and entered into as of this 18th day of July, 2002, by and between a joint venture composed of Hilco Merchant Resources, LLC and The Ozer Group LLC (the "Agent") working in conjunction with Giant Eagle, Inc. ("Giant Eagle") and CVS Corporation ("CVS"), on the one hand, and PHAR-MOR, Inc., a Pennsylvania corporation, its debtor affiliates and their respective chapter 11 estates (jointly and severally, the "Merchant"), on the other hand.

                                    RECITALS
                                    --------

                  WHEREAS, Merchant is a specialty retailer operating drugstores located throughout the United States;

                  WHEREAS, on September 24, 2001 (the "Filing Date"), Merchant filed voluntary petitions (collectively, the "Petition") for relief under chapter 11 of Title 11, United States Code (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Northern District of Ohio (the "Bankruptcy Court") where the Merchant's case (the "Case") is currently pending;

                  WHEREAS, Agent seeks to act as the exclusive agent to Merchant in connection with the disposition of the Assets (as further described below, the "Sale"), including, without limitation, the conduct of a going-out-of-business, store closing, or similar sale (as further described below, the "Store Closing Sale"); and

                  WHEREAS, subject to the prior approval of the Bankruptcy Court, in the manner provided for herein, Merchant desires that Agent act as Merchant's exclusive agent in connection with the disposition of the Assets and other matters as specified herein.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Agent and Merchant hereby agree as follows:

Section 1. Defined Terms. Each of the terms set forth below is defined in the referenced section of this Agreement set forth opposite such term below.

Defined Term                                               Section Reference
------------                                               -----------------
Additional Merchandise                                     4.4
Agency Accounts                                            11.2(a)
Agency Documents                                           15.1(c)
Agent                                                      Preamble

Agent Claim                                                18.5
Agent Indemnified Parties                                  19.1
Agreement                                                  Preamble
Assets                                                     3.1
Bankruptcy Code                                            Recitals
Bankruptcy Court                                           Recitals
Benefits Cap                                               7.1(a)(iii)
Case                                                       Recitals
Closing Date                                               17.1(b)
Cost Value                                                 9.3
CVS                                                        Recitals
CVS Stores                                                 5.7
Defective Merchandise                                      9.2(b)
Display Merchandise                                        9.2(b)
Dropout Notice                                             5.2(h)
Environmental Laws                                         15.1(f)
Events of Default                                          20.1
Excluded Assets                                            3.2
Excluded Benefits                                          7.1(j)
Expenses                                                   7.1
Expenses Letter of Credit                                  4.3(b)
Filing Date                                                Recitals
Front-End Inventory                                        4.5
GE Stores                                                  5.5(a)
Giant Eagle                                                Recitals
Gross Rings                                                10.4
Guaranteed Amount                                          4.1(a)
Hazardous Materials                                        15.1(t)
Inventory Date                                             9.1(b)
Inventory Taking                                           9.1(b)
Lease Rejection Letter of Credit                           4.3(c)
Leases                                                     2(b)
Letter of Credit                                           4.3
Marketing Period                                           10.3(a)
Merchandise                                                4.5
Merchandise Letter of Credit                               4.3(a)
Merchant                                                   Preamble
Motion                                                     16.1(a)
Non-Private Label Inventory                                4.5
Occupancy Expenses                                         7.1(j)
Out-of-Date Merchandise                                    9.2(b)
Out-of-Season Merchandise                                  9.2(b)
Order                                                      17.1(a)
Owned Properties                                           3.1(c)
Owned Property Designee                                    5.1(b)
Owned Property Sale Notice                                 5.1(b)
Owned Property Termination Date                            10.3(b)
Petition                                                   Recitals
Pharmacy Inventory                                         4.5
Private Label Inventory                                    4.5
Property Sale Agreement                                    5.3(a)
Retail Price                                               9.3
Retention Bonuses                                          14.4
Retained Employee                                          14.1
Sale                                                       Recitals
Sale Proceeds                                              11.1
Sales Taxes                                                12.3
Sale Commencement Date                                     10.1
Sale Term                                                  10.1
Sale Termination Date                                      10.1
Sarasota Cure Amounts                                      5.2(e)
Sarasota Lease                                             3.1(g)
Sarasota Option                                            3.1(g)
Sarasota Store                                             3.1(g)
Sarasota Lease Assumption Notice                           5.2(b)
Sarasota Leased Property Designee                          5.2(b)
Severance Letter of Credit                                 4.3(d)
Leased Property Termination Date                           10.3(c)
Store Closing Sale                                         Recitals
Store Inventory Taking                                     9.1(a)
Stores                                                     2(b)
Supplies                                                   12.4
Warehouse                                                  3.1(a)
Warehouse Inventory Taking                                 9.1(b)
Warn Act                                                   14.1


Section 2.        Appointment of Agent
                  --------------------

(a) Merchant hereby appoints Agent, and Agent hereby agrees to serve, as Merchant's exclusive agent for the limited purpose of conducting the Sale in accordance with the terms and conditions of this Agreement and exercising Agent's other rights, duties and obligations under this Agreement.

(b) Merchant hereby appoints Agent, and Agent hereby agrees to serve, as Merchant's exclusive agent for the disposition of Merchant's leases ("Leases") at each retail business location of Merchant (the "Stores") on terms and conditions to be mutually agreed upon by the parties.

Section 3.        Assets to be Sold by Agent.
                  --------------------------

3.1 Assets. The assets (collectively, the "Assets"), which shall be conveyed at the direction of Agent, in Agent's sole discretion, to third parties or Agent's designee free and clear of all liens, claims and encumbrances for borrowed money indebtedness (except specifically assumed liabilities) in accordance with the terms and conditions of this Agreement and the Order, shall consist of all of Merchant's right, title and interest in the following,:

(a) The inventory and Supplies located at any of the Stores and the Merchant's warehouse (the "Warehouse"), as well as in transit thereto or therefrom;

(b) Any real property owned by Merchant (the "Owned Properties"). Any amounts received by the Merchant as consideration for the disposition of any Owned Property disposed of after the date hereof and prior to the date of entry of the Order shall not be included as Sale Proceeds, but shall be credited against and reduce the Guaranteed Amount;

(c) All prescription files and related papers (including, but not limited to, all PDX electronic transaction files, hard copy prescription records and the pharmacy phone number rights);

(d) To the extent owned by Merchant, all furniture, store fixtures, equipment and improvements related to the Stores and the Warehouse;

(e) All contracts that are to be assumed and assigned by the Merchant at the direction of Agent pursuant to applicable law; and

(f) the prescription files and related papers (including, but not limited to, all PDX electronic transaction files, hard copy prescription records and the pharmacy phone number rights), inventory, pharmacy inventory, and furniture fixtures and equipment located in Merchant's Store located in Sarasota, Florida (the "Sarasota Store"), plus the designation rights with respect to the assumption and assignment or rejection of the lease covering the Sarasota Store (the "Sarasota Lease").

3.2 Excluded Assets. The Assets shall not include any assets other than those enumerated in Section 3.1 above. Without limiting the foregoing, the Assets shall not include (i) cash; (ii) Merchant's accounts receivable; (iii) any causes of action; (iv) Merchant's trademarks, tradenames, trade secrets, patents, licenses and any other intellectual property; (v) the leases covering Merchant's central office and the Warehouse; (vi) any furniture, fixtures or equipment located at Merchant's central office; or (vii) Merchant's books and records, in electronic form or otherwise (provided, that, Merchant shall provide Agent with access to or copies of such books and records at Agent's request) and this Agreement shall not confer upon the Agent any rights to sell or otherwise dispose of any asset other than the Assets.

Section 4.        Consideration to Merchant and Agent.
                  -----------------------------------

4.1      Payments to Merchant.
         --------------------

(a) As a guaranty of Agent's performance hereunder, Merchant shall receive from Agent the sum of the Merchandise Guaranteed Amount and the Other Assets Guaranteed Amount, which (unless otherwise adjusted as set forth in this Agreement) together shall total $104,825,000 (the "Guaranteed Amount").

(b) In addition, upon termination of this Agreement but not later than the date that is one (1) year following the Closing Date, Merchant shall receive any amounts remaining under the Rejection Claim Letter of Credit after taking into account the reductions to such Rejection Claim Letter of Credit under Section
4.3 below.

(c) In addition, upon termination of this Agreement but not later than the date that is three (3) months following the Closing Date, Merchant shall receive any amounts remaining under the Severance Payment Letter of Credit after taking into account the reductions to such Severance Payment Letter of Credit under Section
4.3 below.

(d) Agent shall pay to Merchant the Guaranteed Amount in the manner and at the times specified in Section 4.2 below.

4.2      Time of Payment.
         ---------------

(a) Payment of Merchandise Guaranteed Amount. Subject to the adjustment provided in Section 4.5 herein, the Merchandise Guaranteed Amount shall be equal to $71,360,000. No later than two (2) business days after the Closing Date, Agent shall pay to Merchant (or to Fleet on behalf of Merchant if ordered to do so by the Bankruptcy Court or as otherwise agreed to by Merchant and Agent in an amount so ordered or agreed to) an amount equal to the difference between 80% of the Merchandise Guaranteed Amount and any deposit (plus accrued interest) previously paid by Agent. Thereafter, no later than ten (10) business days after the final Store inventory reconciliation pursuant to Section 12 below, Agent shall pay to Merchant the unpaid and undisputed balance of the Merchandise Guaranteed Amount or, to the extent that the previous payment on account of the Merchandise Guaranteed Amount exceeds the actual undisputed Merchandise Guaranteed Amount, Merchant shall reimburse such excess to Agent. If Merchant and Agent disagree as to the amount of the unpaid Guaranteed Amount, Merchant and Agent shall attempt to resolve such dispute, in good faith, within thirty
(30) days of the date on which the dispute arises. If Merchant and Agent are unable to resolve such dispute within such thirty (30) day period, then the Merchant and Agent agree to bring such dispute before the exclusive jurisdiction of the Bankruptcy Court.

(b) Payment of Other Assets Guaranteed Amount. The Other Assets Guaranteed Amount shall be equal to the difference between (x) the Guaranteed Amount (taking into account any adjustment to such Guaranteed Amount under this Agreement) and (y) the Merchandise Guaranteed Amount (taking into account any increase or decrease to the Merchandise Guaranteed Amount as set forth in
Section 4.5 herein). The payment of the Other Assets Guaranteed Amount shall take place in conjunction with the transfer of prescription files and related papers by Merchant to Agent or Agent's designees.

(c) All payments between Merchant and Agent hereunder shall be by wire transfer of immediately available funds except as otherwise provided in this Agreement. Merchant agrees that any amounts due by Agent to Merchant pursuant to this
Section 4.2 may in Agent's discretion be offset by the amount of Sale Proceeds which have not, as of the applicable date of payment by Agent to Merchant, been transferred by Merchant to Agent in accordance with the terms hereof.

4.3      Security.
         --------

(a) Guaranteed Amount Letter of Credit. To secure payment of the balance of the Merchandise Guaranteed Amount, Agent shall deliver to Merchant an irrevocable standby letter of credit in the original face amount of twenty percent (20%) of the Merchandise Guaranteed Amount, naming Merchant as beneficiary, substantially in the form of Exhibit 4.3(a) attached hereto (the "Merchandise Letter of Credit"). The Merchandise Letter of Credit shall be delivered no later than two
(2) business days following the Closing Date, shall be issued by a bank selected by Agent and reasonably acceptable to Merchant, and shall contain terms, provisions and conditions mutually acceptable to Agent and Merchant. In the event that Agent shall fail to pay to Merchant the balance of the Merchandise Guaranteed Amount as required under this Agreement, Merchant shall be entitled to draw on the Merchandise Letter of Credit to fund such amount following five
(5) days written notice to Agent of Merchant's intention to do so, provided that no material default or Event of Default has occurred on the part of the Merchant hereunder and is then continuing. The Merchandise Letter of Credit shall expire on the day that Agent shall have paid to Merchant the Merchandise Guaranteed Amount and Merchant agrees to surrender the original Merchandise Letter of Credit to the issuer thereof together with written notification that the Merchandise Letter of Credit may be terminated on such date.

(b) Expenses Letter of Credit. To secure payment of the Expenses hereunder, Agent shall deliver to Merchant an irrevocable standby letter of credit in an amount equal to an estimate of three (3) weeks of Expenses (approximately $6 million), naming Merchant as beneficiary, substantially in the form of Exhibit 4.3(b) attached hereto (the "Expenses Letter of Credit"). The Expenses Letter of Credit shall be delivered no later than two (2) business days following the Closing Date, shall be issued by a bank selected by Agent and reasonably acceptable to Merchant, and shall contain terms, provisions and conditions mutually acceptable to Agent and Merchant. In the event that Agent shall fail to pay any Expenses required to be paid hereunder, Merchant shall be entitled to draw on the Expenses Letter of Credit to fund such amount following five (5) days written notice to Agent of Merchant's intention to do so, provided that no material default or Event of Default has occurred on the part of the Merchant hereunder and is then continuing. The Expenses Letter of Credit shall expire on the day that is sixty (60) days after the Sale Termination Date and Merchant agrees to surrender the original Expenses Letter of Credit to the issuer thereof together with written notification that the Expenses Letter of Credit may be terminated on such date.

(c) Other Assets Letter of Credit. Agent shall deliver to Merchant an irrevocable standby letter of credit in the original face amount equal to the difference between (x) the Guaranteed Amount (taking into account any adjustment to such Guaranteed Amount under this Agreement) and (y) the Merchandise Guaranteed Amount (taking into account any increase or decrease to the Merchandise Guaranteed Amount as set forth in Section 4.5 herein) naming Merchant as beneficiary, substantially in the form of Exhibit 4.3(c) attached hereto (the "Other Assets Letter of Credit"). The face amount of the Other Assets Letter of Credit shall be reduced in an amount equal to and on the date of any payment made pursuant to Section 4.2(b) hereof. On the day that is sixty
(60) days after the Closing Date, Merchant shall be entitled to draw any remaining amounts under the Other Assets Letter of Credit.

(d) Lease Rejection Letter of Credit. Agent shall deliver to Merchant an irrevocable standby letter of credit in the original face amount of $2,000,000 naming Merchant as beneficiary, substantially in the form of Exhibit 4.3(c) attached hereto (the "Lease Rejection Letter of Credit"). Upon the assumption and assignment, pursuant to section 365 of the Bankruptcy Code, of any of the Leases during the term of this Agreement, the face amount of the Lease Rejection Letter of Credit shall be reduced by fifteen cents (.15) for every dollar of lease rejection damage claims, as determined by reference to section 502 of the Bankruptcy Code, that would otherwise have been asserted by the lessor of such Lease if such Lease had not been assumed and assigned. In addition, in the event that any of the Leases are rejected during the term of this Agreement, the face amount of the Lease Rejection Letter of Credit shall be reduced by fifteen cents (.15) for every dollar of lease rejection damage claims, as determined by reference to section 502 of the Bankruptcy Code and as set forth on Exhibit 4.3(d) attached hereto, that would otherwise have been asserted by the lessor of the Lease if such Lease had not been assumed and assigned, but are waived or not claimed by such lessor.

(e) Severance Letter of Credit. Agent shall deliver to Merchant an irrevocable standby letter of credit in the original face amount of $1,700,000 naming Merchant as beneficiary, substantially in the form of Exhibit 4.3(d) attached hereto (the "Severance Letter of Credit"). From and after the Closing Date through the termination of this Agreement, upon the making of an offer of employment for a substantially similar position and compensation without requiring the employee to relocate to or the hiring of any of Merchant's employees by Giant Eagle, Agent or Agent's designee, the face amount of the Severance Letter of Credit shall be reduced in an amount equal to the amount of severance that would have otherwise been payable to such employee under Merchant's severance program (as set forth on Exhibit 4.3(e) attached hereto) if such employee had not been offered a position or hired by Giant Eagle, Agent or Agent's designee.

4.4 Additional Merchandise. Agent shall be permitted to supplement the Store Closing Sale with additional inventory from parties other than the Debtor so long as such additional inventory consists solely of items that are of a type and nature consistent or reasonably compatible with the inventory of the Debtor ("Additional Merchandise"), provided that such Additional Merchandise does not include alcohol or liquor products, cigarettes or pharmaceutical drugs. Any proceeds of the sale of Additional Merchandise shall be treated as Sales Proceeds. Likewise, any expenses associated with the acquisition (including the cost of any Additional Merchandise) or sale of Additional Merchandise shall be treated as Expenses hereunder. Nothing contained herein shall prohibit Merchant, at the direction of Agent, from replenishing inventory at the Stores.

4.5 Adjustments to Guaranteed Amount. The parties hereto have agreed upon the Guaranteed Amount based upon the assumption that as of the Closing Date, Merchant shall have, on a Cost Value basis: (i) $75 million in front-end inventory ("Front-End Inventory") located in the Stores; (ii) $17.4 million of inventory (other than private label inventory) ("Non-Private Label Inventory") located in the Warehouse; (iii) $1.6 million of private label inventory ("Private Label Inventory") located in the Warehouse; and (iv) $13 million of pharmacy inventory ("Pharmacy Inventory," together with the Front-End Inventory, Non-Private Label Inventory, Private Label Inventory and Pharmacy Inventory, the "Merchandise") located in the Stores.

         In the event that the Cost Value of the Front-End Inventory is greater than or less than $75 million, the Guaranteed Amount shall be increased or decreased, as the case may be, by sixty cents ($0.60) for each dollar of such increase or decrease.

         In the event that the Cost Value of the Non-Private Label Inventory located in the Warehouse on the Closing Date is greater than or less than $17.4 million, the Guaranteed Amount shall be increased or decreased, as the case may be, by seventy-five cents ($0.75) for each dollar of such increase or decrease.

         In the event that the Cost Value of the Private Label Inventory located in the Warehouse on the Closing Date is greater than or less than $1.6 million, the Guaranteed Amount shall be increased or decreased, as the case may be, by sixty cents ($0.60) for each dollar of such increase or decrease.

         In the event that the Cost Value of the Pharmacy Inventory is greater than or less than $13 million on the Closing Date, the Guaranteed Amount shall be increased or decreased, as the case may be, by ninety-five cents ($0.95) for each dollar of such increase or decrease.

          For purposes of calculating such adjustments, the Cost Value of the Merchandise will be calculated, pursuant to Section 9 hereof, based upon (i) the final certified report of the Inventory Taking Service after verification and reconciliation by Merchant and Agent and (ii) Gross Rings. As further defined in
Section 9 hereof, the Retail Price shall be converted to a cost value price for purposes of the adjustments calculated herein.

Section 5. Sale and Assignment of Properties or Assets.
           -------------------------------------------

Agent shall have the exclusive right, in the exercise of its sole and absolute discretion, to market and attempt to sell all of Merchant's right, title and interest in and to the Owned Properties and the Assets.

5.1      Owned Properties.
         ----------------

(a) During the Marketing Period for each Owned Property, unless otherwise mutually agreed by the parties, Agent shall use its reasonable commercial efforts to market and attempt to sell the Owned Property. During the Marketing Period for each Owned Property, Merchant shall use reasonable commercial efforts to take such actions as shall be necessary to implement any sale of the Owned Property that the Agent, in its sole discretion, determines to pursue.

(b) At any time prior to expiration of the Marketing Period for Owned Properties, Agent shall have the right, which right may be exercised at any time and from time to time in Agent's sole and absolute discretion, to provide notice to Merchant (each such notice, an "Owned Property Sale Notice") of Agent's election to require Merchant to convey Merchant's right, title and interest in and to one or more Owned Properties to any such party as Agent shall designate (each, an "Owned Property Designee").

(c) Within five (5) business days following the date upon which Agent delivers to Merchant an Owned Property Sale Notice, or on such longer term as Agent may designate in its sole discretion, Merchant shall take all requisite actions (including, without limitation, actions required to obtain approval under section 363 of the Bankruptcy Code) to convey all of Merchant's right, title and interest in and to such Owned Property to such Owned Property Designee.

5.2      Covenants of Merchant Regarding Sale of Properties.
         --------------------------------------------------

(a) Following the delivery of an Owned Property Sale Notice or a Sarasota Lease Assumption Notice to Merchant, Merchant shall execute and deliver any purchase and sale or other similar agreement (each a "Property Sale Agreement") requested by Agent with respect to such sale or assumption and assignment, which Property Sale Agreement shall contain customary terms and conditions reasonable to debtors in possession. Merchant further covenants to use its commercially reasonable efforts to comply with the terms of any Property Sale Agreement, fulfill any and all conditions to closing set forth therein, and close such sale on the terms and conditions thereof.

(b) Following the Closing Date, Merchant agrees to cooperate with Agent to arrange for the sale of the Owned Properties as provided in this Agreement. Without limiting the generality of the foregoing, Merchant agrees (i) to provide Agent with all such diligence materials and information in Merchant's possession as Agent shall reasonably request in connection with its efforts to market and attempt to sell the Owned Properties (including, without limitation, existing real property surveys, environmental reports, real estate tax and utility records and complete copies of the Sarasota Lease and all communications with the lessor thereunder) and (ii) to cooperate with Agent, its agents and any potential purchasers of the Owned Properties to provide reasonable access to the Owned Properties. In the event Merchant receives any written offer or letter of intent for the Owned Properties, Merchant shall provide Agent with a copy of such offer or letter of intent.

(c) From the date hereof through and until the Owned Property Termination Date, Merchant shall not enter into, extend, reject or otherwise terminate any material agreement with respect to the Owned Property, or grant any party a lien or security interest in any or all of the Owned Properties, in each case without the prior written consent of Agent, which consent shall not be unreasonably withheld or delayed.

5.3 Assets. In addition to the foregoing, during the term of this Agreement, Agent, in its sole discretion, may, without further Bankruptcy Court approval, undertake those actions it deems appropriate in order to facilitate the sale and maximize the value of the Assets, including, without limitation, conducting and consummating auction sales or private sales that may or may not be subject to higher and better offers and specifically, with respect to sales of prescription files and related papers, on terms and conditions as set forth on Exhibit 5.4 hereof. During the term of this Agreement, Merchant shall cooperate with Agent in its efforts to sell the Assets, including seeking Bankruptcy Court approval of those procedures Agent deems appropriate to implement any sale of any of the Assets that the Agent, in its sole discretion, determines to pursue.

5.4 Transfers to Giant Eagle. On the Closing Date, without further order of the Bankruptcy Court, Merchant shall transfer all right, title and interest of Merchant to Giant Eagle or any of Giant Eagle's designees the following Assets:

(a) all prescription files and related papers including, but not limited to, all PDX electronic transaction files, hard copy prescription records and the pharmacy phone number rights from twenty-seven (27) of the Stores (the "GE Stores"), which GE Stores are identified on Exhibit 5.5 attached hereto

(b) all inventory (other than Private Label Inventory) located at the Warehouse;

(c)      all Pharmacy Inventory located at the GE Stores; and

(d) to the extent owned and transferable, any furniture, fixtures, leasehold improvements and equipment, including computer software and hardware located at the Warehouse and the GE Stores.

                  Any transfers of any Assets to Giant Eagle or its designees, pursuant to the Agreement, shall have the benefit of any representations, warranties and indemnifications and all other benefits given or granted to Agent by Merchant under this Agreement.

                  Giant Eagle agrees to grant Merchant's Warehouse employees working in accounts payable access to such employees' existing workspace in the Warehouse for a period of three months from the Closing Date, provided, however, that Merchant shall remove such employees from the Warehouse prior to such three
(3) month date upon thirty (30) days written notice from Giant Eagle. Giant Eagle shall not be responsibile for any cost or obligation, including, but not limited to, salary or other employment benefits, with respect to such employees.

5.5 Designation of GE Stores. Agent hereby directs Merchant to take such action as is specified on Exhibit 5.6 attached hereto with respect to the GE Stores listed thereon. To the extent permissible, the Order shall include provisions for the assumption and assignment or rejection, as the case may be, of the GE Stores. To the extent permissible, the Order shall include provisions such that the designation with respect to those GE Stores for which the designation is to be provided on the Closing Date shall occur retroactive to the entry of the Order. If Merchant is unable to effect such direction by virtue of the Order, Merchant agrees to effectuate such direction by virtue of an order of the Bankruptcy Court as soon as is practicable following the Closing Date. Notwithstanding the foregoing, Merchant shall not reject a Lease with respect to any GE Store until such time as any Store Closing Sale at such GE Store is completed.

                  Any assumption and assignment of any Lease to Giant Eagle or its designees, pursuant to the Agreement, shall have the benefit of any representations, warranties and indemnifications and all other benefits given or granted to Agent by Merchant under this Agreement.

5.6 Transfers to CVS. On the Closing Date, without further order of the Bankruptcy Court, Merchant shall transfer all right, title and interest of Merchant to CVS or any of its designees the following Assets:

(a) all prescription files and related papers including, but not limited to, all PDX electronic transaction files, hard copy prescription records and the pharmacy phone number rights from certain of the Stores (the "CVS Stores"), which CVS Stores are identified on Exhibit 5.7 attached hereto; and

(b)      all Pharmacy Inventory located at the CVS Stores.

                  Any transfers of any Assets to CVS or its designees pursuant to the Agreement, shall have the benefit of any representations, warranties and indemnifications and all other benefits given or granted to Agent by Merchant under this Agreement.

5.7 Other Closing Date Transfers. Prior to the Closing Date, Agent shall have the right to further direct the Merchant, on the Closing Date, to transfer directly to other third parties all right, title and interest in any Assets and to require that, in the event that the Sarasota Option is exercised, the Sarasota Lease be assumed and assigned to a Sarasota Lease Designee as of the Closing Date (or as soon as practicable thereafter).

Section 6. Deliveries. The transfer and sale of any of the Assets shall be effected by delivery by Merchant to the designee of Agent at any time Agent so directs of such agreements, deeds, bills of sale, endorsements, assignments, and other good and sufficient instruments of sale, transfer, assignment, conveyance, and warrant and all consents of third parties necessary thereto as are required, pursuant to Court order under Section 363 and 365 of the Bankruptcy Code and other applicable bankruptcy law, to vest in the designee of Agent good, marketable and insurable title to the Assets, free and clear of all liens, claims, encumbrances for borrowed money indebtedness and security interests of any nature or kind whatsoever (except for specifically assumed liabilities). Merchant will, to the extent required after the closing date of the sale of any Owned Property, upon the request of Agent, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such additional documents as may reasonably be required by Agent to effectuate the sale, conveyance, transfer, assignment and delivery by Merchant of the Assets and the ownership by the Agent of the Assets. In addition, if requested to do so by Agent, Merchant will seek Bankruptcy Court approval or authority to effectuate any and all of the foregoing, including, without limitation, seeking court approval of further auction or sale proceedings. In addition to the foregoing, with respect to the transfer and sale of the Owned Properties, Merchant agrees to provide such affidavits, information and materials as shall be required by any national title company selected to provide title insurance in connection with any such transfer and sale.

Section 7.        Expenses of the Sale.
                  --------------------

7.1 Expenses. Agent shall be responsible for and shall pay from the Sale Proceeds all Expenses incurred in conducting the Sale. "Expenses" are limited to the following:

(a) The following Store level operating Expenses of the Store Closing Sale which arise during the Sale Term at the Stores on a per Store per diem basis:

                           base payroll for Retained Employees for actual
 days/hours worked in the conduct of the Store Closing Sale at the Stores;

                           Merchant's actual costs and expenses incurred in
respect of third party payroll processing services for Retained Employees at the Stores, provided however, Merchant shall not be responsible for such costs and expenses in excess of $3,500 per week and to the extent that such costs and expenses exceed $3,500 per week, such excess costs and expenses shall not be treated as Expenses hereunder;

                           amounts actually payable in respect of FICA,
unemployment taxes, worker's compensation, Merchant's 401(k) matching contribution, holiday pay and health care insurance benefits for Retained Employees (excluding vacation days or vacation pay, sick days or sick leave, maternity leave or other leaves of absence, termination or severance pay, union dues, pension benefits, ERISA coverage and similar contributions), in an amount not to exceed 21.5% of base payroll for all Retained Employees in the aggregate during the term of the Sale (the "Benefits Cap");

                           50% of the fees and costs of the inventory taking
service to conduct the Inventory Taking;

                           Agent's supervision fees and expenses, including,
without limitation, fees, travel costs and bonuses;

                           costs of security personnel in the Stores;

                           a pro-rata portion of Merchant's casualty insurance
premiums attributable to the inventory;

                           costs of transfers of inventory and Additional
 Merchandise during the Sale Term to the Stores;

                           Retention Bonuses as described in Section 14.4 below;

                           costs and expenses of additional Supplies;

                           Occupancy Expenses, limited on a per diem per Store
basis and limited to those amounts and categories as described in Exhibit 7.1 attached hereto (which categories shall each be limited on a per Store basis to an amount up to the amount set forth on Exhibit 7.1 with respect to such category); it being understood and agreed that Agent shall be entitled to minimize such Occupancy Expenses, provided that such minimization does not cause Merchant to incur any claim, cost or expense of any kind;

                           costs of armored car services; and

                           the costs and expenses of providing such additional
goods and services in connection with the Store Closing Sale which the Agent in its sole discretion deems appropriate;

(b) any collection fees, commissions, auction fees, brokerage fees or other similar fee, expense or cost incurred with respect to the Sale;

(c)      local and long distance telephone expenses in connection with the Sale;

(d) property insurance attributable to the Assets for which Agent is responsible during the Marketing Period pursuant to Section 8.1 hereof;

(e) costs of advertising, signage, and direct mailings relating to the Sale, including, without limitation, postage, courier and overnight mail charges (at Merchant's contract rates, if available);

(f) bank service charges and fees for bank accounts, credit cards and bank cards, chargebacks and discounts, existing or new, used in connection with the Sale (at Merchant's contract rates, if available);

(g)      Agent's cost of capital and letter of credit fees;

(h)      Agent's legal fees and expenses;

(i)      Agent's payroll expenses and costs arising in connection with the Sale;

(j) the costs and expenses outlined in Sections 7.1 and 7.2 or otherwise described in this Agreement as "Expenses", and any other expenses of any sale or assignment directed by Agent with respect to the Owned Properties, including, without limitation, transfer taxes payable by a seller, title insurance premiums, costs of diligence materials commissioned from third parties (including, without limitation, surveys, environmental reports, engineering reports and pest control reports) and other customary closing costs agreed to by Merchant and Agent, except for (i) attorneys' fees and costs and other expenses of Merchant in connection with preparing or obtaining any agreements, motions or Bankruptcy Court orders to effectuate any sale of any Owned Properties or other Assets, and (ii) any and all amounts due under any mortgage on any of the Owned Properties or to release any liens on the Owned Properties, all of which shall be the sole responsibility of Merchant and shall be paid by Merchant when due;

(k) any other reasonable and necessary expense incurred directly by Agent in connection with the sale, collection or monetization of the Assets; and

(l) any costs or expenses associated with the Warehouse from and after the Closing Date.

                  "Expenses" shall not include: (i) Excluded Benefits; (ii) any rent or occupancy expenses related to the Stores other than Occupancy Expenses;
(iii) any costs, expenses and liabilities that would otherwise constitute Expenses hereunder but that arise from contracts or agreements that were not disclosed to Agent prior to the date of this Agreement; (iv) any other costs, expenses or liabilities payable by Merchant; (v) amounts due under personal property leases which cover equipment or other tangible property that is not located at the Stores; (vi) any allocation of overhead or similar expense of Agent and (vii) Merchant's actual costs and expenses incurred in respect of third party payroll processing services for Retained Employees at the Stores to the extent that such costs and expenses exceed $3,500 per week.

                  As used herein, the following terms have the following respective meanings:

                  "Excluded Benefits" means (i) vacation days or vacation pay, sick days or sick leave, maternity leave or other leaves of absence, termination or severance pay, union dues, pension benefits, ERISA coverage and similar contributions (except for Merchant's matching 401(k) contribution), and (ii) payroll taxes, worker's compensation and health insurance benefits in excess of the Benefits Cap.

                  "Occupancy Expenses" means base rent, percentage rent, HVAC, utilities, CAM, real estate and use taxes, merchant's association dues, trash removal, building insurance and the other categories described on Exhibit 7.1.

7.2 Other Expenses of the Sale. All expenses required for Merchant and Agent to perform their respective obligations hereunder other than the Expenses, including, without limitation, the items expressly excluded from the definition of "Expenses" in Section 7.1, shall be borne by Merchant and paid by Merchant when due; provided, however, that if Merchant and Agent agree that any of the costs and expenses to be borne by Merchant pursuant to this Section 7.2 should be paid by Agent, such costs and expenses shall be paid by Agent and the amount of such costs and expenses shall be deducted from the Guaranteed Amount.

7.3 Payment of Expenses. To the extent available, all Expenses incurred during each week of the Sale (i.e., Sunday through Saturday) shall be paid out of Sale Proceeds, or offset from the Sale Proceeds held by Agent, immediately following the weekly Sale reconciliation by Merchant and Agent pursuant to Section 13 hereof, based on invoices and other documentation reasonably satisfactory to Agent and Merchant. To the extent there is no such availability, such shortfall shall be paid by Agent.

Section 8.        Expenses with Respect to Properties.
                  -----------------------------------

8.1 Marketing Period Costs - Owned Properties. From and after the Closing Date through the Owned Property Termination Date, Agent shall bear all carrying costs with respect to each such Owned Property as an Expense hereunder.

8.2 Limitation on Marketing Period Costs. The Merchant shall not make any extraordinary or structural maintenance repairs without the prior written consent of Agent, which consent shall not be unreasonably withheld or delayed.

Section 9. Inventory Taking and Valuation.9.1 Inventory Taking(a) Store Inventory Taking. Merchant and Agent shall cause to be taken (i) a Retail Price and Cost Value physical inventory, and (ii) a "SKU" inventory of the Merchandise (the "Store Inventory Taking") commencing with respect to the Stores, at the close of business at each of the Stores on a date mutually agreed upon by Agent and Merchant.

(b) Warehouse Inventory Taking. Merchant and Agent shall cause to be taken an inventory taking at the Warehouse, which inventory taking shall occur as soon as practicable following the Closing Date and which shall be taken on a Cost Value basis (the "Warehouse Inventory Taking," together with the Store Inventory Taking, the "Inventory Taking"). The date of the Inventory Taking at each Store and the Warehouse shall be the "Inventory Date" for such Store or the Warehouse (as the case may be).

(c) Cost and Procedures. Merchant and Agent shall jointly employ a mutually acceptable inventory taking service to conduct the Inventory Taking. Agent shall be responsible for 50% of the costs and fees of the inventory taking service as an Expense hereunder, and the balance of such costs and fees shall be paid by Merchant. Except as provided in the immediately preceding sentence, Merchant and Agent shall bear their respective costs and expenses relative to the Inventory Taking. Merchant and Agent shall each have representatives present during the Inventory Taking, and shall each have the right to review and verify the listing and tabulation of the inventory taking service. Merchant agrees that during the conduct of the Inventory Taking at each Store such Store shall be closed to the public and no sales or other transactions shall be conducted. The procedures to be used in the conduct of the Inventory Taking and its verifications are set forth on Exhibit 9.1 attached hereto. In order to facilitate the Inventory Taking, Merchant agrees to make its SKU data files and related computer hardware and software available to Agent and the inventory taking service commencing prior to the Inventory Date.

9.2      Merchandise.

(a) As used in this Agreement the following terms have the respective meanings set forth below:

                  "Defective Merchandise" means any item of Merchandise that is defective or otherwise not saleable in the ordinary course because it is worn, scratched, broken, faded, torn, mismatched, tailored or affected by other or similar defects rendering it not first quality, including, but not limited to, such items of inventory segregated by Merchant and marked "out of stock" in the ordinary course of business. Display Inventory shall not per se be deemed to be Defective Inventory.

                  "Display Merchandise" shall mean any item of Merchandise that is removed from its packaging, or installed, affixed or modified for purposes of a sample, display or of demonstrating its function or design.

                  "Out-of-Date Merchandise" means any Merchandise (other than Pharmacy Inventory) that will have expired or be past its dating within thirty
(30) days of the Closing Date.

                  "Out-of-Season Merchandise" means any Merchandise which relates to seasons and holidays that fall outside of the Sale Term.

                  "Out-of-Date Pharmacy Inventory" means Pharmacy Inventory that will have expired or be past its dating within sixty (60) days of the Inventory Date.

9.3 Valuation. For purposes of this Agreement "Retail Price" of Merchandise located in the Stores shall mean the lower of (a) the lowest ticketed, marked, or shelf price of such item of Merchandise in such Store, or (b) the lowest PLU, UPC, "scan" or file price of such item of Merchandise in such Store.

                  The Retail Price of any item of Merchandise shall exclude all Sales Taxes, and Merchant represents that (a) the ticketed prices of all items of Merchandise do not and shall not include any Sales Taxes, and (b) all registers located at the Stores are programmed to correctly compute all Sales Taxes required to be paid by the customer under applicable law. If an item of Merchandise has more than one ticketed price, or if multiple items of the same SKU are marked at different prices, the lowest ticketed price on any such item shall prevail for such item or for all such items within the same SKU, as the case may be, unless it is clear that the lowest ticket price was mismarked.

9.4 Cost Value. For purposes of this Agreement, "Cost Value" of Merchandise and the resulting adjustment as contemplated in Sections 9 and 4.5 shall be the lower of (i) the landed cost, according to the books and records of the Company;
(ii) with respect to Merchandise located in the Stores, the amount as calculated by multiplying the .716 times the Retail Price; (iii) with respect to Defective Merchandise, Display Merchandise, Out-of-Date Merchandise and Out-of-Season Merchandise, such Cost Value as Merchant and Agent shall mutually agree.

9.5 Excluded Goods. "Merchandise" shall not include any (i) Out-of-Date Pharmacy Inventory; and (ii) Defective Inventory, Display Inventory, Out-of-Date Merchandise or Out-of-Season Merchandise, for which Merchant and Agent do not mutually agree on a Cost Value. Merchant shall retain all responsibility for any inventory not included as "Merchandise" hereunder. All such items will be removed by Merchant from the Stores or the Warehosue (as the case may be) at its expense as soon as practicable after the date hereof. Agent shall have no cost, expense or responsibility in connection with any inventory not included in Merchandise.

Section 10.       Store Closing Sale Term; Marketing Period for Properties.
                  --------------------------------------------------------

10.1 Term. Subject to the satisfaction of the conditions precedent set forth in
Section 16 hereof, the Store Closing Sale shall commence at each Store on the day, which the Agent, in its sole discretion, begins the Store Closing Sale (such date with respect to each Store being the "Sale Commencement Date"). The Sale Commencement Date shall occur on July 19, 2002. It is the expectation of the Agent that many of the Stores will be sold on a going concern basis. The Agent shall complete the Store Closing Sale at each Store no later than ninety
(90) days following the Sale Commencement Date, unless the Store Closing Sale is extended by mutual written agreement of Agent and Merchant or terminated earlier in accordance with the last sentence of this Section 10.1 (the "Sale Termination Date"; the period from the Sale Commencement Date to the Sale Termination Date as to each Store being the "Sale Term"). The Agent may, in its discretion, terminate the Store Closing Sale at any Store at any time within the Sale Term
(i) upon the occurrence of an Event of Default by Merchant, or (ii) upon not less than five (5) days' prior written notice to Merchant.

10.2 Vacating the Stores. At the conclusion of the Store Closing Sale, Agent agrees to leave the Stores in "broom clean" condition, ordinary wear and tear excepted, except for remaining Supplies and unsold items of FF&E.

10.3     Marketing Period.
         ----------------

(a) For each Owned Property, the period commencing on the Closing Date and ending on the Owned Property Termination Date shall be known as the "Marketing Period" for such Owned Property.

(b) With respect to each Owned Property, the "Owned Property Termination Date" shall be the first to occur of (i) the closing date of the sale of such Owned Property, and (ii) the date on which the Agent, in its sole discretion, terminates its right to market such Owned Property by written notice to Merchant.

10.4 Gross Rings. In the event that the Sale commences at any Store prior to the completion of the Inventory Taking at such Store, then for the period from the Sale Commencement Date for such Store until the Inventory Date for such Store, Agent and Merchant shall jointly keep (i) a strict count of gross register receipts less applicable Sales Taxes ("Gross Rings"), and (ii) cash reports of sales within such Store. Register receipts shall show for each item sold the Retail Price for such item and the Storewide or other markdown or discount granted by Agent in connection with such sale. All such records and reports shall be made available to Agent and Merchant during regular business hours upon reasonable notice.

Section 11.       Sale Proceeds.
                  --------------

11.1 Sale Proceeds. For purposes of this Agreement, "Sale Proceeds" shall mean the aggregate of (a) the total amount (in dollars) of all sales, collections, liquidations, designations, licensing, transfers, assignments, dispositions and other monetization of or on account of Assets, exclusive of Sales Taxes, including, without limitation, all proceeds from the Store Closing Sales, any deposits received from prospective purchasers that fail to close purchases of Owned Properties (or the Sarasota Lease if the Sarasota Option is exercised), and all gross proceeds of Owned Properties (or the Sarasota Lease if the Sarasota Option is exercised) sold pursuant hereto; (b) all proceeds of Merchant's insurance for loss or damage to the Assets or loss of cash arising from events occurring after the date the Order is entered; (c) all proceeds from the sale of Additional Merchandise; and (d) all interest actually earned on such amounts.

11.2     Deposit of Proceeds.
         -------------------

(a) Merchandise Agency Account. From and after the Closing Date, all Sale Proceeds and amounts collected in respect of Sales Taxes shall be deposited by Agent in agency accounts established by Agent (the "Agency Accounts"). Agent may, in its discretion, designate new or existing accounts of Agent or Merchant as the Agency Accounts, provided that such accounts are dedicated solely to the deposit of Sale Proceeds and the disbursement of amounts payable by Agent hereunder. Agent shall exercise sole signatory authority and control with respect to the Agency Accounts. Merchant shall promptly upon Agent's request execute and deliver all necessary documents to open and maintain the Agency Accounts. To the extent that Agent shall elect to use existing accounts of Merchant as the Agency Accounts, (a) all Sale Proceeds deposited in such accounts will constitute the property of Agent and shall be held in trust by Merchant for Agent, (b) commencing on the first business day following the Closing Date, and on each business day thereafter, Merchant shall pay to Agent by wire funds transfer all collected funds constituting Sale Proceeds deposited in such accounts, and (c) upon request, Merchant shall deliver to Agent copies of all bank statements and other information relating to such accounts. Merchant shall not be responsible for and Agent shall pay as an Expense hereunder, all bank fees and charges, including wire transfer charges, related to the Agency Accounts, whether received during or after the Sale Term.

(b) Credit Card Sale Proceeds. Agent shall have the right (but not the obligation) to use Merchant's credit card facilities (including Merchant's credit card terminals and processor(s), credit card processor coding, merchant identification number(s) and existing bank accounts) for credit card Sale Proceeds. In the event that Agent elects so to use Merchant's credit card facilities, Merchant shall process credit card transactions on behalf of Agent and for Agent's account, applying customary practices and procedures. Without limiting the foregoing, Merchant shall cooperate with Agent to down-load data from all credit card terminals each day during the Sale Term and to effect settlement with Merchant's credit card processor(s), and shall take such other actions necessary to process credit card transactions on behalf of Agent under Merchant's merchant identification number(s). All credit card Sale Proceeds will constitute the property of the Agent and shall be held by Merchant in trust for Agent. Merchant shall deposit all credit card Sale Proceeds into a designated account and shall transfer such Sale Proceeds to Agent daily (on the date received by Merchant if received prior to 12:00 noon, or otherwise within one business day) by wire transfer of immediately available funds. At Agent's request, Merchant shall cooperate with Agent to establish merchant identification numbers under Agent's name to enable Agent to process all credit card Sale Proceeds for Agent's account. Merchant shall not be responsible for and Agent shall pay as an Expense hereunder, all credit card fees, charges, and chargebacks related to the Sale, whether received during or after the Sale Term.

Section 12.       Conduct of the Store Closing Sale.
                  ---------------------------------

12.1 Rights of Agent. From and after the Closing Date, Agent shall conduct the Sale in the name of and on behalf of Merchant in a commercially reasonable manner and in compliance with (i) the terms of this Agreement and (ii) the Order. In connection therewith, Agent shall be permitted to operate the Stores on any promotional or non-promotional basis and to conduct the Store Closing Sale as a "store closing," "going out of business" or similar sale throughout the Sale Term. In addition to any other rights granted to Agent hereunder, from and after the Closing Date, Agent, in the exercise of its sole discretion, shall have the right:

(a) to establish and implement advertising, signage, and promotion programs that Agent deems appropriate, including advertising, signage and promotion programs consistent with a "store closing" or "going out of business" theme (including, without limitation, by means of media advertising, banners, A-frame, and similar interior and exterior signs);

(b)      to establish Merchandise prices and Store hours;

(c) unless otherwise specifically set forth in this Agreement, to use without charge all FF&E, motor vehicles, advertising materials, bank accounts, Store-level customer lists and mailing lists, computer hardware and software, Supplies, intangible assets (including Merchant's name, logo and tax identification numbers), Store keys, case keys, security codes, and safe and lock combinations required to gain access to and operate the Stores, and any other assets of Merchant located at the Stores (whether owned, leased, or licensed);

(d) to transfer Merchandise between Stores and/or between the Stores and the Warehouse, provided, however that no transfer of Merchandise (other Private-Label Inventory) from the Warehouse shall occur prior to the date of the Warehouse Inventory Taking;

(e) to use without charge (i) Merchant's central office facilities, POS systems, central and administrative services and personnel to process payroll, perform MIS services, sales audit and cash reconciliation, and provide other central office services, necessary for the Sale, and (ii) one office located at Merchant's central office facility; and

(f) to, in Agent's sole and complete discretion, cause Merchant to operate any of Merchant's pharmacies (other than pharmacies at GE Stores listed on Exhibit 5.6) in the ordinary course of business during the Sale.

12.2 Terms of Sales to Customers. All sales of Merchandise will be "final sales" and "as is," and all advertisements and sales receipts will reflect the same. Agent shall not warrant the Merchandise in any manner, but will, to the extent legally permissible, pass on all manufacturer's warranties to customers. All sales will be made only for cash, by approved check, and by bank credit cards currently accepted by Merchant. Agent shall accept Merchant gift certificates, Store credits, due bills, rain checks, discount cards and other promotional items for a period of thirty (30) days from the Sale Commencement Date providing the customer with an additional discount on Store Merchandise which have been issued by Merchant prior to the Closing Date, provided that such amounts are treated as "Expenses" hereunder. Merchant shall reimburse Agent on a dollar-for-dollar basis with respect to any amounts attributable to Agent's acceptance of any of the items listed in the previous sentence.

12.3 Sales Taxes. From and after the Closing Date, all sales, excise, gross receipts and other taxes attributable to sales of Merchandise (other than taxes on income) payable to any taxing authority having jurisdiction (collectively, "Sales Taxes") shall be added to the sales price of Merchandise and collected by Agent at the time of sale. The Agent shall draw checks on the Agency Accounts payable to the applicable taxing authorities in the amount so collected, which shall be delivered together with accompanying schedules to Merchant on a timely basis for payment of taxes when due. Merchant shall promptly pay all Sales Taxes and file all applicable reports and documents required by the applicable taxing authorities. Merchant will be given access to the computation of gross receipts for verification of all such tax collections.

12.4 Supplies. Agent shall have the right to use, without charge, all existing supplies located at the Stores, including, without limitation, boxes, bags, paper, twine and similar sales materials (collectively, "Supplies"). In the event that additional Supplies are available in Merchant's chain, Agent shall have the right to use such additional Supplies.

12.5 No Returns of Merchandise. Notwithstanding Merchant's current or prior practices or any prior order of the Bankruptcy Court, Agent shall not be required to and shall not accept returns of goods sold by Merchant from the Stores prior to the Closing Date.

Section 13.       Sale Reconciliation.
                  -------------------
On each Wednesday during the Sale Term, commencing on the second Wednesday after the Closing Date, Agent and Merchant shall cooperate to reconcile Expenses associated with the Store Closing Sales, net profit associated with Additional Merchandise, and such other Store Closing Sale-related items as either party shall reasonably request, in each case for the prior week or partial week (i.e., Sunday through Saturday), all pursuant to procedures agreed upon by Merchant and Agent. Within thirty (30) days after the end of the Sale Term with respect to all Stores, Agent and Merchant shall complete a final reconciliation of the Store Closing Sale, the written results of which shall be certified by Merchant and Agent as a final settlement of accounts between Merchant and Agent relating to the Store Closing Sale. In addition, on each Wednesday during the period from the Closing Date until the end of the Marketing Period with respect to all Properties, commencing on the second Wednesday after the Closing Date, Agent and Merchant shall cooperate to reconcile Expenses not associated with the Store Closing Sale and such other Sale-related items as either party shall reasonably request, in each case for the prior week or partial week (i.e., Sunday through Saturday), all pursuant to procedures agreed upon by Merchant and Agent. Within thirty (30) days after the end of the Marketing Period with respect to all Properties, Agent and Merchant shall complete a final reconciliation of the Sale, the written results of which shall be certified by representatives of each of Merchant and Agent as a final settlement of all accounts between Merchant and Agent.

Section 14.       Employee Matters.
                  ----------------

14.1 Merchant's Employees. Agent may use any of Merchant's employees at the stores(each such employee, a "Retained Employee") to the extent Agent, in its sole discretion,deems expedient. Retained Employees shall at all times remain employees of Merchant, and shall not be considered or deemed to be employees of Agent. Merchant and Agent agree that except to the extent that wages and benefits ofRetained Employees constitute Expenses hereunder, nothing contained in thisAgreement and none of Agent's actions taken in respect of the Sale shall be deemed to constitute an assumption by Agent of any of Merchant's obligations relating to any of Merchant's employees including, without limitation, Excluded Benefits, Worker Adjustment Retraining Notification Act ("WARN Act") claims and other termination type claims and obligations, or any other amounts required to be paid by statute or law; nor shall Agent become liable under any collective bargaining or employment agreement or be deemed a joint or successor employer with respect to such employees. Other than with respect to existing plans, which shall be the sole obligation of Merchant, Merchant shall not, without Agent's prior written consent, raise the salary or wages or increase the benefits for, or pay any bonuses or make any other extraordinary payments to, any of its employees on or after the date of this Agreement.

14.2 Termination of Employees. Agent may, in its sole discretion, stop using any Retained Employee at any time during the term of this Agreement and direct Merchant to terminate such Retained Employee. In the event of termination of any Retained Employee, Agent will use all reasonable efforts to notify Merchant at least five (5) days prior thereto, except for termination "for cause" (such as dishonesty, fraud or breach of employee duties), in which event no prior notice to Merchant shall be required, provided Agent shall notify Merchant as soon as practicable after such termination. From and after the date of this Agreement, Merchant shall not transfer or dismiss employees of the Stores except "for cause" without Agent's prior consent. Without limiting the foregoing, Merchant has not distributed, and shall not distribute any notice to its Store employees under the WARN Act without Agent's prior written consent.

14.3 Payroll Matters. Merchant shall process the base payroll for all Retained Employees. Attached hereto as Exhibit 14.3 is a description of Merchant's base payroll, related payroll taxes, worker's compensation and employee benefits, which Merchant represents is true and accurate as of the date hereof.

14.4 Employee Retention Bonuses. In Agent's sole discretion, Sale Proceeds may be used to pay, as an Expense, retention bonuses ("Retention Bonuses") (which bonuses shall be inclusive of payroll taxes but as to which no benefits shall be payable) to Retained Employees who do not voluntarily leave employment and are not terminated "for cause." Such Retention Bonuses shall be processed through Merchant's payroll system.

14.5 Preferential Treatment of Store and Warehouse Employees. In addition to the payment of the Guaranteed Amount to be paid by Agent and in further consideration of Merchant's obligations hereunder, Agent has secured the agreement and commitment of Giant Eagle to institute a preferential hiring program for both Store and Warehouse employees.

Section 15.       Representations, Warranties, Covenants and Agreements.
                  -----------------------------------------------------

15.1 Representations, Warranties, Covenants and Agreements of Merchant. Merchant hereby represents, warrants, covenants and agrees in favor of Agent, unless otherwise specified in this Section 15, as of the date of this Agreement and as of the Closing Date, as follows (to the extent that any such representation or warranty contained herein is qualified by "Merchant's knowledge or belief" such qualification is limited to the actual knowledge of Merchant's officers without inquiry):

(a) Good Standing. Merchant (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization;
(ii) has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted; and (iii) is and until the end of the Marketing Period with respect to all Properties will continue to be, duly authorized and qualified to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification, including all jurisdictions in which the Stores are located.

(b) Motion. Merchant shall use its reasonable commercial efforts to obtain the entry of the Order (as defined below) and the consummation of the transactions contemplated hereby.

(c) Due Authorization; Binding Agreement. Subject to entry of the Order, the Merchant has the right, power and authority to execute and deliver this Agreement and each other document and agreement contemplated hereby (collectively, together with this Agreement, the "Agency Documents") and to perform fully its obligations thereunder. Subject to entry of the Order, Merchant has taken all necessary actions required to authorize the execution, delivery and performance of the Agency Documents, and no further consent or approval is required for Merchant to enter into and deliver the Agency Documents, to perform its obligations thereunder, and to consummate the Sale. Each of the Agency Documents has been duly executed and delivered by Merchant and constitutes the legal, valid and binding obligation of Merchant enforceable in accordance with its terms. Except for the Order, no court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair, or is required for the Merchant's consummation of, the transactions contemplated by this Agreement, and no consent of any third party which will not be obtained prior to the Closing Date is required therefor. No contract or other agreement to which the Merchant is a party or by which the Merchant is otherwise bound will prevent or impair the consummation of the Sale and the transactions contemplated by this Agreement.

(d) Cost and Retail Price Files. Merchant has maintained its cost and retail price files in the ordinary course of business. All cost and retail price files and records since June 1, 2002 relative to the Merchandise have been made available to Agent. All cost and retail price files and records are true and accurate in all material respects as to Merchant's actual landed cost.

(e) Markdowns. As of the Closing Date, all normal course permanent markdowns on inventory will have been taken on a basis consistent with Merchant's historical practices and policies.

(f) Price Increases. Merchant has not and will not have from June 1, 2002 through the Closing Date, increased, marked up or raised the price of any items of inventory, or removed or altered any tickets or any indicia of clearance merchandise, except with respect to an increase as a result of such inventory coming off an advertised price.

(g) Shelf Pricing. To the best of Merchant's knowledge and belief, Merchant has shelf priced or otherwise marked all items of inventory received at the Stores prior to the Closing Date, in a manner consistent with similar inventory located at the Stores and in accordance with Merchant's historic practices and policies relative to the pricing and marking of inventory.

(h) Transfers of Inventory. Merchant has not purchased or transferred any inventory outside the ordinary course of business.


(i) Historic Sales and Inventory. Exhibit 15.1(i) attached hereto sets forth historic sales at the Stores for the four months ending September 30, 2001.

(j) Product Safety Laws. To the best of Merchant's knowledge and belief, the Assets are in compliance with all applicable federal, state or local product safety laws, rules and standards. Merchant shall provide Agent with its historic policies and practices regarding product recalls prior to the Closing Date.

(k) Use and Occupancy. As of the Closing Date, no event of default or event which with the giving of notice, the passage of time, or both has occurred on the part of the Merchant under any lease, reciprocal easement agreement or other occupancy agreement which could have a material adverse effect on the Sale. From and after the Closing Date, the Agent shall have the right to the unencumbered use and occupancy of, and peaceful and quiet possession of, each of the Stores, the Assets currently located at the Stores and the utilities and other services provided at the Stores. To the best of Merchant's knowledge and belief, Merchant has maintained all cash registers, heating systems, air conditioning systems, elevators, escalators, Store alarm systems, and all other mechanical devices used in the ordinary course of operation of the Stores.

(l) Required Merchant Payments. Since the Filing Date, Merchant has paid and is current in the payment of (i) all post-petition self-insured or Merchant funded employee benefit programs for employees, including health and medical benefits, worker's compensation and insurance and all proper claims made or to be made in accordance with such programs, (ii) all post-petition casualty, liability and other insurance premiums, (iii) all post-petition utilities provided to the Stores, and (iv) all post-petition applicable taxes, which are not subject to a current or pending bona fide dispute. Attached hereto as Exhibit 15.1(l) is a description of Merchant's severance benefits for which Retained Employees will be eligible at the conclusion of the Sale. Following the conclusion of the Sale, Merchant shall pay all such severance benefits to applicable Retained Employees in the ordinary course.

(m) Increased Costs. Since June 1, 2002, Merchant has not and shall not take any actions the result of which is to materially increase the cost of operating the Sale, including, without limitation, increasing salaries or other amounts payable to employees.

(n) Labor Matters. Except as disclosed on Exhibit 15.1(n) attached hereto, (i) Merchant is not a party to any collective bargaining agreements with its employees, (ii) no labor unions represent Merchant's employees at the Stores, and (iii) there are currently no strikes, work stoppages or other labor disturbances affecting the Stores or the Warehouse.

(o) Advertising. As of the date of this Agreement, Merchant is current in the payment of all advertising liabilities incurred subsequent to the Filing Date. Merchant agrees that in the event that Agent receives notice that any such liability is overdue or unpaid, or Agent is unable to advertise the Sale with any newspapers, magazines, radio or television stations or other media providers which target or serve the market areas of the Stores or is unable to obtain Merchant's contract rate with any such provider as a result of the Merchant's failure to pay its outstanding balances with such providers, Merchant shall immediately pay such applicable balances in full.

(p) Information Provided. To the best of Merchant's knowledge and belief, Merchant has provided Agent with all information requested by Agent and all information so provided is materially true, correct and complete.

(q)      Title.

                           (i) Except with respect to the secured claim asserted by Fleet Retail Finance (the "Fleet Secured Claim") and any lien that may be asserted by an equipment financier to Merchant, Merchant owns and will own at all times until sold pursuant to the terms of this Agreement, good and marketable title to all of the Assets free and clear of all liens, claims and encumbrances relating to borrowed money indebtedness. From the date hereof, Merchant shall not create, incur, assume or suffer to exist any security interest, lien or other charge or encumbrance upon or with respect to any of the Assets or the Sale Proceeds.

                           (ii) Except with respect to the Fleet Secured Claim and any lien that may be asserted by an equipment financier to Merchant, there are no liens, claims, or encumbrances relating to borrowed money indebtedness on any Property. To the best of Merchant's knowledge and belief, there are no pending or threatened condemnation proceedings affecting any of the Properties.

                           (iii) A full and complete summary of the Sarasota Lease, with all amendments thereto, has been delivered to Agent. The Sarasota Lease is in full force and effect and Merchant, since the Filing Date, is not in breach or default of the Sarasota Lease, which breach or default would have a material effect on the dispositions of the Sarasota Lease. No monetary cure amount is due with respect to the assumption of the Sarasota Lease.

(r) Repair and Maintenance of Properties. To the best of Merchant's knowledge and belief, each of the Owned Properties, including without limitation the roof, foundation and structure of all improvements thereon and all mechanical systems thereat including heating, cooling, ventilating, electrical and plumbing fixtures and systems and all appliances, are sufficient to carry on the business of Merchant in the ordinary course and are in substantial compliance with applicable law governing health and safety.

(s) Relationship with Agent. Merchant's relationship with Agent is solely that of agent and principal, not that of joint venturers or partners.

(t) Environmental Compliance. To the best of Merchant's knowledge and belief, there has not occurred any unauthorized or illegal emission, leak, discharge, spill or release into the environment of any Hazardous Materials (as defined below) by Merchant or any use of Hazardous Materials on or from any Property which, in any material respect, violates any applicable federal, state or local law, rule, regulation governing the use, storage, treatment, handling, production or disposal of such Hazardous Materials or any other Environmental Laws (as defined below) that would result in liability to Merchant or such Property. For purposes of this Section 15.1(v), the term "Hazardous Materials" shall include, without limitation, any asbestos, PCBs, pollutants, contaminants, chemicals, wastes and other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substance or materials (whether solid, liquid or gaseous) subject to regulation, control or remediation under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resources Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, the Atomic Energy Act of 1954, as amended, and all analogous or related laws and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule or regulation (collectively, the "Environmental Laws").

(u) Legal Proceedings. Other than the Petition and matters of record in Merchant's chapter 11 cases, since the Filing Date, no action, arbitration, suit, notice, or legal, administrative or other proceeding before any court or governmental body has been instituted by or against Merchant or any Property, or has been settled or resolved, or has been threatened against or affects Merchant or any Assets, which if adversely determined, would give rise to a lien or other encumbrance on any Property, or have a material adverse effect, taken as a whole, upon the Properties or upon Merchant's ability to perform its obligations under this Agreement or the conduct of the Sale.

(v) Governmental Consents and Permits. No consent, approval, license (including any applicable liquor or pharmaceutical license), permit, authorization, declaration, filing, registration or other document with any government or regulatory authority is required to be made or obtained by the Merchant in connection with the execution, delivery and performance of this Agreement or the sale, collection, liquidation, designation, license, transfer, assignment, disposition and other monetization of or on account of Assets. Furthermore, to the best of Merchant's knowledge and belief, any consent, approval, license (including any applicable liquor or pharmaceutical license), permit, authorization, declaration, filing, registration or other document with any government or regulatory authority currently held by Merchant or Merchant's estate for use in the sale, collection, liquidation, designation, license, transfer, assignment, disposition and other monetization of or on account of Assets remains valid and in force and effect such that the sale, collection, liquidation, designation, license, transfer, assignment, disposition and other monetization of or on account of Assets may proceed without material interruption, obstacle or hindrance. Finally, Merchant has not received any notice to the effect that, or otherwise been advised that, Merchant is not in compliance with any consent, approval, license (including any applicable liquor or pharmaceutical license), permit, authorization, declaration, filing, registration or other document with any government or regulatory authority, which non-compliance would have the effect of materially interrupting, hindering or creating an obstacle to the sale, collection, liquidation, designation, license, transfer, assignment, disposition and other monetization of or on account of Assets.

(w) Prescription Files. Exhibit 15.1(w) attached hereto sets forth a true and correct list of the prescription files on hand at the Stores as of the end of Merchant's fiscal year 2002. No prescription files set forth on Exhibit 15.1(w) have been or will be sold prior to the Closing Date.

15.2 Representations, Warranties and Covenants of Agent. Agent hereby represents, warrants and covenants in favor of the Merchant as follows:

(a) Good Standing. Each member of Agent (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the state of organization; (ii) has all requisite power and authority under its charter and bylaws to consummate the transactions contemplated hereby; and (iii) is and during the Sale Term will continue to be, duly authorized and qualified to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification.

(b) Due Authorization. Agent has the right, power and authority to execute and deliver each of the Agency Documents to which it is a party and to perform fully its obligations thereunder. Agent has taken all necessary actions required under its operating agreement to authorize the execution, delivery, and performance of the Agency Documents. Each of the Agency Documents has been duly executed and delivered by Agent and constitutes the legal, valid and binding obligation of Agent enforceable in accordance with its terms. No contract or other agreement to which Agent is a party or by which Agent is otherwise bound will prevent or impair the consummation of the transactions contemplated by this Agreement.

(c) Legal Proceedings. No action, arbitration, suit, notice, or legal, administrative or other proceeding before any court or governmental body has been instituted by or against Agent, or has been settled or resolved, or to Agent's knowledge, has been threatened against or affects Agent, which questions the validity of this Agreement or any action taken or to be taken by the Agent in connection with this Agreement, or which if adversely determined, would have a material adverse effect upon the Agent's ability to perform its obligations under this Agreement.

(d) Relationship with Merchant. Agent's relationship with Merchant is solely that of agent and principal, not that of joint venturers or partners.

Section 16.       Covenants of the Merchant
                  -------------------------

16.1 Operations Prior to Closing Date. From June 1, 2002 through the Closing Date, the Merchant has operated and will operate in the ordinary course of business consistent with historical operations. Without limiting the foregoing, from June 1, 2002 through the Closing Date, (i) Merchant has not conducted and will not conduct any promotions or advertised sales at the Stores except for promotions contained in newspapers for goods that may be replenished at the Store level, all as described in the promotional calendar on Exhibit 16.1 attached hereto; (ii) Merchant has replenished its Store inventories in the ordinary course; (iii) except with respect to greeting cards and cosmetics, all rack jobbers and service vendors have continued and will continue to service Merchant in the ordinary course; (iv) Merchant has not and will not return inventory to vendors other than in the ordinary course of business; (v) other than with respect to the co-chief executive officers of Merchant, Merchant has not and will not make any management personnel moves or changes that would be reasonably likely to materially affect the transactions contemplated hereby; and
(vi) Merchant has not and will not enter into real estate contracts, renew leases, enter into leases, terminate leases, reject leases, amend leases, consent to the assignment of leases or grant or terminate any other interests in any Assets without Agent's prior written consent, which consent shall not be unreasonably withheld or delayed.

16.2  Operation of Business From and After Closing Date

                  . After the Closing Date, the Merchant shall operate its business subject to the terms of this Agreement and the instructions of Agent and no transactions outside of the ordinary course of business shall be taken without the express consent of the Agent, which consent shall not be unreasonably withheld or delayed. Specifically, unless otherwise expressly permitted by this Agreement, Merchant shall not, without the prior written consent of Agent (i) order any inventory, (ii) sell any Assets, (iii) grant any security interests or liens on the Assets or proceeds thereof; (iv) cancel or terminate any insurance policy or service contract relating to any of the Assets or Agent's rights hereunder, or (vi) abandon any of the Assets. In addition, within two (2) business days of Closing Date, Merchant shall complete discontinuation of business forms for all Stores located in the state of Ohio and then file such forms with the Ohio Bureau of Pharmacy as directed by Agent. On the Closing Date, Merchant shall terminate any and all of its employees who work at the Warehouse. Merchant shall not reject or cause the rejection of any Lease prior to the termination of the Store Closing Sale occurring at the Store covered by such Lease. Further, Merchant shall use commercially reasonable efforts, without additionaly consideration from Agent, to effect the assumption and assignment of the GE Stores as described on Exhibit 5.6. Additionally, Merchant shall use commercially reasonable efforts, without additional consideration from Agent, to effect the rejection (effective as of the Sale Commencement Date) of the GE Stores as described on Exhibit 5.6.

Section 17.       Conditions Precedent to Effectiveness
                  -------------------------------------

17.1 Conditions Precedent to Obligations of Both Merchant and Agent. Merchant or Agent may terminate this Agreement if any of the following conditions precedent are not satisfied at the times or during the periods indicated and the termination of this Agreement pursuant to this Section 17.1 shall not result in any liability to Agent and shall not result in any liability of Merchant:

(a) Order. On or prior to July 18, 2002, the Court shall have entered an order substantially in the form of Exhibit 17.1 attached hereto (the "Order"), which Order shall not have been reversed, stayed, modified or amended and as to which
(a) the time to appeal or seek review, reargument or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending, or (b) if appeal, review, reargument, rehearing or certiorari of such order has been sought, such order has been affirmed and the request for further review, reargument, rehearing or certiorari has expired, as a result of which such order has become final and nonappealable in accordance with applicable law. Notwithstanding the foregoing clause, the Agent, in its sole discretion, may close the transactions contemplated herein prior to the Order becoming final; provided that the Court enters an order in form and substance satisfactory to the Agent approving this Agreement and authorizing the Merchant to consummate the transactions contemplated hereby, in which order the Court finds that the transactions contemplated by this Agreement were negotiated at arms-length and in good faith and the Agent acted in good faith in all respects, and such order is not stayed pending appeal.

(b) Closing Date. The date on which the closing of this Agreement occurs is referred to herein as the "Closing Date." The Closing Date shall occur on July 19, 2002 and be effective as of the opening of business on such date.

17.2 Additional Conditions Precedent to Obligations of Agent. Agent may terminate this Agreement if any of the following conditions precedent are not satisfied at the times or during the periods indicated and the termination of this Agreement by Agent pursuant to this Section 16.2 shall not result in any liability to Agent:

(a) Agent Access. Prior to the Closing Date, Merchant shall have provided Agent reasonable access to all pricing and cost files, computer hardware, software and data files, inter-Store transfer logs, markdown schedules, invoices, style runs and all other documents relative to the price, mix and quantities of inventory located at the Stores.

(b) Agent Inspection. Agent shall have had the opportunity to inspect the Stores, the Warehouse and the inventory on the date immediately preceding the Inventory Date.

(c) No Breach or Default. All representations and warranties of Merchant hereunder shall be true and correct in all material respects and no Event of Default by Merchant shall have occurred at and as of the date hereof and as of the Closing Date, unless such breach or Event of Default would have a material adverse effect on the transaction.

(d) Reports Regarding Environmental Liability and Condition of Properties. On or prior to the Closing Date, Merchant shall have delivered to Agent (i) all reports in Merchant's possession regarding compliance with Environmental Laws at the Owned Properties and the existence of Hazardous Materials at the Owned Properties and (ii) all reports in Merchant's possession regarding the condition of the roof, foundation and structure of each of the Owned Properties.

Section 18.       Insurance; Risk of Loss.
                  -----------------------

18.1 Merchant's Liability Insurance. Merchant shall continue at its own expense until the end of the Sale, in such amounts as were in effect as of June 15, 2002, all of its liability insurance policies including, but not limited to, products liability, comprehensive public liability, auto liability and umbrella liability insurance, covering injuries to persons and property in, or in connection with Merchant's operation of the Stores, and shall cause Agent to be named an additional named insured with respect to all such policies. Within two
(2) days after the Closing Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof and naming Agent as an additional named insured, in form reasonably satisfactory to Agent. All such policies shall require at least thirty (30) days prior notice to Agent of cancellation, non-renewal of material change. In the event of a claim under any such policies Merchant shall be responsible for the payment of all deductibles, retentions or self-insured amounts thereunder.

18.2 Merchant's Property Casualty Insurance. Merchant will provide until the end of the Sale, fire, flood, theft and extended coverage casualty insurance covering the unsold Assets in a total amount equal to no less than the appraised value thereof. From and after the date of this Agreement until the end of the Sale, all such policies will name Agent as loss payee. In the event of a loss to the Assets on or after the date of this Agreement, the proceeds of such insurance attributable to the Assets plus any self insurance amounts and the amount of any deductible (which amounts shall be paid by Merchant), shall constitute Sale Proceeds hereunder. In the event of such a loss Agent shall have the sole right to adjust the loss with the insurer. Within two (2) days after the Closing Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof and naming the Agent as loss payee, in form and substance reasonably satisfactory to Agent. All such policies shall require at least thirty (30) days prior notice to the Agent of cancellation, non-renewal or material change. Merchant shall not make any change in the amount of any deductibles or self insurance amounts prior to the end of the Sale for all of the Properties without Agent's prior written consent.

18.3 Agent's Insurance. Agent shall maintain at Agent's cost and expense, as an "Expense" hereunder, until the end of the Marketing Period for all of the Properties, in such amounts as it currently has in effect, comprehensive public liability and automobile liability insurance policies covering injuries to persons and property in or in connection with Agent's agency at the Stores, and shall cause Merchant to be named an additional insured with respect to such policies. Exhibit 17.3 attached hereto contains a description of all such policies. Prior to the Closing Date, Agent shall deliver to Merchant certificates evidencing such insurance policies setting forth the duration thereof and naming Merchant as an additional insured, in form and substance reasonably satisfactory to Merchant. In the event of a claim under any such policies Agent shall be responsible for the payment of all deductibles, retentions or self-insured amounts thereunder if such claims are directly attributable to the negligence of Agent.

18.4 Worker's Compensation Insurance. Merchant shall at all times maintain, at Merchant's expense, worker's compensation insurance (including employer liability insurance) covering all Retained Employees in compliance with all statutory requirements. Prior to the Closing Date, Merchant shall deliver to Agent a certificate of Merchant's insurance broker or carrier evidencing such insurance.

18.5 Risk of Loss. Without limiting any other provision of this Agreement, Merchant acknowledges that Agent is conducting the Sale on behalf of Merchant solely in the capacity of an agent, and that in such capacity (i) Agent shall not be deemed to be in possession or control of the Stores or the assets located therein or associated therewith, or of Merchant's employees located at the Stores, and (ii) except as expressly provided in this Agreement, Agent does not assume any of Merchant's obligations or liabilities with respect to any of the foregoing. Merchant and Agent agree that Merchant shall bear all responsibility for liability claims of customers, employees and other persons arising from events occurring at the Stores during and after the Sale Term, except to the extent any such claim arises directly from the acts or omissions of Agent, or its supervisors or employees located at the Stores (an "Agent Claim"). In the event of any such liability claim other than an Agent Claim, Merchant shall administer such claim and shall present such claim to Merchant's liability insurance carrier in accordance with Merchant's historic policies and procedures, and shall provide a copy of the initial documentation relating to such claim to Agent. To the extent that Merchant and Agent agree that a claim constitutes an Agent Claim, Agent shall administer such claim and shall present such claim to its liability insurance carrier, and shall provide a copy of the initial documentation relating to such claim to Merchant. In the event that Merchant and Agent cannot agree whether a claim constitutes an Agent Claim, each party shall present the claim to its own liability insurance carrier, and a copy of the initial claim documentation shall be delivered to the other party.

18.6 Force Majeure. If any casualty or act of God prevents or substantially inhibits the conduct of business in the ordinary course at any Store, such Store and the Merchandise located at such Store shall, in Agent's discretion, be eliminated from the Sale and considered to be deleted from this Agreement as of the date of such event, and Agent and Merchant shall have no further rights or obligations hereunder with respect thereto; provided, however, that (i) the proceeds of any insurance attributable to such Store, such Merchandise and any other Assets located at such Store shall constitute Sale Proceeds hereunder, and
(ii) the Guaranteed Amount shall be reduced to account for any Assets eliminated from the Sale which is not the subject of insurance proceeds, and Merchant shall reimburse Agent for the amount the Guaranteed Amount is so reduced upon demand by Agent.

18.7 Non-Assumption of Liability. Agent shall not assume any debt, liability or obligation of Merchant, except as expressly agreed to herein. Even with respect to such expressly assumed debts, liabilities and obligations, Agent's only liability for such amounts shall be its obligations to Merchant hereunder. Under no circumstances shall Agent have any direct liability to any third party by virtue of this Agreement. Without limiting the foregoing, Agent does not assume any liability to third parties with respect to any Owned Property. Agent does not hereby assume any control or possession of any Owned Property, and no property rights in favor of Agent are granted hereby, other than the lien granted pursuant to Section 20 hereof, and the rights granted pursuant to
Section 4.2(c) hereof.

Section 19.       Indemnification.
                  ----------------

19.1 Merchant Indemnification. Provided that Agent makes a written demand on Merchant for indemnification within one year following the Closing Date, Merchant shall indemnify and hold Agent and its officers, directors, employees, agents and independent contractors (collectively, "Agent Indemnified Parties") harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

(a) Merchant's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contained in any Agency Document;

(b) any failure of Merchant to pay to its employees any wages, salaries or benefits due to such employees during the Sale Term;

(c) subject to Agent's compliance with its obligations under Section 12.3 hereof, any failure by Merchant to pay any Sales Taxes to the proper taxing authorities or to properly file with any taxing authorities any reports or documents required by applicable law to be filed in respect thereof;

(d) any consumer warranty or products liability claims relating to Merchandise;

(e) any liability or other claims asserted by customers, any of Merchant's employees, or any other person against any Agent Indemnified Party (including, without limitation, claims by employees arising under collective bargaining agreements, worker's compensation or under the WARN Act), except for Agent Claims; and

(f) the gross negligence or willful misconduct of Merchant or any of its officers, directors, employees, agents or representatives.

19.2 Agent Indemnification. Provided that Merchant makes a written demand on Agent for indemnification within one year following the Closing Date, Agent shall indemnify and hold Merchant and its officers, directors, employees, agents and representatives harmless form and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

(a) Agent's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contained in any Agency
 Document;

(b) any harassment or any other unlawful, tortious or otherwise actionable treatment of any employees or agents of Merchant by Agent or any of its representatives;

(c) any claims by any party engaged by Agent as an employee or independent contractor arising out of such employment;

(d)      any Agent Claims; and

(e) the gross negligence or willful misconduct of Agent or any of its officer, directors, employees, agents or representatives.

Section 20.       Events of Default and Remedies.
                  -------------------------------

20.1 Events of Default. The following shall constitute "Events of Default" hereunder:

(a) Merchant's or Agent's failure to perform any of their respective material obligations hereunder;

(b) any representation or warranty made by Merchant or Agent proves untrue in any material respect as of the date made or at any time through the end of the Marketing Period;

(c) prior to entry of the Order, the entry of an order of the Bankruptcy Court in any of the Merchant's chapter 11 cases (i) appointing a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, (ii) appointing an examiner with enlarged powers relating to the operation of the Merchant's business under
Section 1106(b) of the Bankruptcy Code, (iii) dismissing any of the Merchant's chapter 11 cases, (iv) converting any of the Merchant's chapter 11 cases to chapter 7 cases or (v) confirming a plan of reorganization or liquidation in any of the Merchant's chapter 11 cases; or

(d) the occurrence and continuance of a breach, default or event of default by Merchant under any Property Sale Agreement after the expiration of any applicable cure period set forth therein.

20.2 Remedies. Upon the occurrence of an Event of Default, the non-defaulting party (or, in the case of an Event of Default under Sections 19.1(c) or 19.1(d), Agent) may, in its discretion, upon five (5) days written notice to the other party (unless such other party cures within such 5-day period), (x) elect to terminate this Agreement and all other Agency Documents without liability and
(y) exercise any and all other rights and remedies at law and equity. In the event that the Merchant fails to implement, as required under this Agreement, the transfer of any Asset or Lease at Agent's direction, Agent will suffer material and irreparable damage for which there is no adequate remedy at law, and Agent shall be entitled to the remedies of injunction, specific performance and other equitable relief.

Section 21.       Grant of Security Interest.
                  ---------------------------

To secure its obligations to Agent hereunder, Merchant hereby grants Agent a first priority mortgage, security interest and lien subject only to the Fleet Secured Claim to the extent of the unpaid amount of the Guaranteed Amount upon all Assets and Sale Proceeds. Merchant shall execute all such documents and take all such actions as are reasonably required by Agent to perfect and maintain such mortgages, security interests and liens as valid and perfected.

Section 22.       Miscellaneous.
                  --------------

22.1 Notices. All notices and communications provided for pursuant to this Agreement shall be in writing, and sent by hand, by facsimile, or a recognized overnight delivery service, as follows:

                  If to Agent:                  Hilco Merchant Resources, LLC
                                                One Northbrook Place
                                                5 Revere Drive, Suite 206
                                                Northbrook, IL  60062
                                                Attn:  Jeffrey Linstrom
                                                Telecopy No. (847) 509-1150

                                                The Ozer Group LLC
                                                75 Second Avenue
                                                Needham, MA 02494
                                                Attn: David Peress
                                                Telecopy No. (781) 707-4201

                                                Skadden, Arps, Slate, Meagher
                   With a copy to:                & Flom (Illinois)
                                                333 West Wacker Drive
                                                Chicago, IL  60106
                                                Attn:  Timothy R. Pohl
                                                Telecopy No. (312) 407-0411

                                                PHAR-MOR, Inc.
                  If to Merchant:               20 Federal Plaza West
                                                Youngstown, OH 44501
                                                Attn: John R. Ficarro
                                                Telecopy No. (330) 740-2985

                                             Nadler Nadler & Burdman Co., LPA
                  With a copy to:            20 Federal Plaza West
                                             Youngstown,OH 44503
                                             Attn: Michael A. Gallo
                                             Telecopy No. (330) 744-8690

                                             Morrison & Foerster LLP
                                             1290 Avenue of the Americas
                                             New York, NY 10104
                                             Attn: Mark B. Joachim
                                             Telecopy No. (212) 468-7900

22.2 Governing Law; Consent to Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois without regard to conflict of laws principles thereof. The parties hereto agree that any legal action or proceeding arising out of or in connection with this Agreement shall be adjudicated by the Bankruptcy Court, and by execution of this Agreement each party hereby irrevocably accepts and submits to the jurisdiction of the Bankruptcy Court with respect to any such action or proceeding.

22.3 Entire Agreement. This Agreement and the Exhibits hereto contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes and cancels all prior agreements, including, but not limited to, all proposals, letters of intent or representations, written or oral, with respect thereto.

22.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or any other Agency Document shall be effective unless in a written instrument executed by each of the parties hereto.

22.5 No Waiver. No consent or waiver by any party, express or implied, to or of any breach or default by the other in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act by the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

22.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Agent and Merchant, and their respective successors and assigns, including, without limitation, any liquidating trustee or post-confirmation committee in Merchant's chapter 11 case, or any succeeding chapter 11 or chapter 7 case.

22.7 Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one agreement. This Agreement may be executed by facsimile, and each such facsimile signature shall be treated as an original signature for all purposes.

22.8 Section Headings. The headings of sections of this Agreement are inserted for convenience only and shall not be considered for the purpose of determining the meaning or legal effect of any provisions hereof.

22.9 Survival. All representations, warranties, covenants and agreements made by the parties hereto shall be continuing, shall be considered to have been relied upon by the parties and shall survive the execution, delivery and performance of this Agreement, provided, however, that the representations and warranties of Merchant shall not survive beyond the date that is six (6) months after the Closing Date.

22.10 Third Party Beneficiaries. Except with respect to Giant Eagle and CVS, which are intended third party beneficiaries of this Agreement, this Agreement is solely for the benefit of the parties hereto, and nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies on any person or entity other than Merchant, Agent, Giant Eagle and CVS.

22.11 Further Assurances; Power of Attorney. Merchant hereby agrees to use all reasonable efforts and to proceed with due diligence to cause the conditions to the obligations herein set forth to be satisfied. Merchant hereby agrees to execute and deliver any and all further agreements, documents or instruments reasonably necessary to effectuate this Agreement and any Property Sale Agreement. Immediately upon the filing of any motion or request to dismiss Merchant's chapter 11 case or any subsequent case or any request for confirmation of a plan of reorganization or liquidation (a) Merchant shall provide notice of the hearing thereon to Agent and (b) Merchant shall be deemed to have granted to Agent a power of attorney to take all actions and sign all documents on Merchant's behalf that are necessary or desirable to perfect Agent's security interest granted herein under applicable state law. All powers conferred upon Agent pursuant to the preceding sentence, being coupled with an interest, shall be irrevocable until the termination of the Marketing Period for all Properties.



                            [Signature Page Follows]

                  IN WITNESS WHEREOF, Agent and Merchant hereby execute this Agreement by their duly authorized representatives as of the day and year first written above.

                          PHAR-MOR, INC.


                          By:
                               -------------------------------------------------

                          Its:
                                ------------------------------------------------




                          HILCO MERCHANT RESOURCES, LLC


                          By:
                               -------------------------------------------------

                          Its:
                                ------------------------------------------------


                          THE OZER GROUP LLC


                          By:
                               -------------------------------------------------

                          Its:
                                ------------------------------------------------

                                 EXHIBIT 5.5(a)
                                    GE Stores

                                 Hermitage (251)
                               McKnight Road (002)
                                Penn Hills (011)
                                Monroeville (009)
                                Bridgeville (019)
                                 Johnstown (025)
                                 Brentwood (042)
                                 Swissvale (041)
                              New Kensington (050)
                              Station Square (057)
                                Greensburg (065)
                                Fox Chapel (115)
                                Bethel Park (130)
                                 Cranberry (129)
                                  Altoona (134)
                             Robinson Township (163)
                                Century III (231)
                                  Butler (404)
                              Parkway Center (466)
                                   Erie (004)
                              Erie Millcreek (037)
                                  Poland (607)
                                  Warren (606)
                                  Liberty (017)
                                   Niles (001)
                                 Boardman (003)
                                Austintown (177)

                                   EXHIBIT 5.6
                               GE Store Direction

               GE Lease to be Assumed and Assigned to Giant Eagle

                              Station Square (057)
                               McKnight Road (002)

                       GE Leases Designated to be Rejected

                                 Brentwood (042)
                              New Kensington (050)
                                Fox Chapel (115)
                                Bethel Park (130)
                                  Altoona (134)
                                  Butler (404)